Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (Amendment No.2) of our report dated February 18, 2025 with respect to the audited financial statements of ProCap Acquisition Corp. (the “Company”) as of January 10, 2025 and for the period from January 2, 2025 (inception) through January 10, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 20, 2025